As filed with the Securities and Exchange Commission on August 11, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MATADOR RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Texas	One Lincoln Centre 5400 LBJ Freeway, Suite 1500 Dallas, Texas 75240 (972) 371-5200	27-4662601
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	(I.R.S. Employer Identification Number)

Joseph Wm. Foran

Chairman and Chief Executive Officer

Matador Resources Company

5400 LBJ Freeway, Suite 1500

Dallas, Texas 75240

(972) 371-5200

(Name, address, including zip code, and telephone number, including area code, of agents for service)

Copies to:

Craig N. Adams Executive Vice President— Land, Legal & Administration Matador Resources Company 5400 LBJ Freeway, Suite 1500 Dallas, Texas 75240 (972) 371-5200	Douglass M. Rayburn Gibson, Dunn & Crutcher LLP 2100 McKinney Avenue Dallas, Texas 75201 (214) 698-3100	M. Preston Bernhisel Baker Botts L.L.P. 2001 Ross Ave. Dallas, Texas 75201 (214) 953-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Share/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee (1)(2)
Senior Debt Securities
Subordinated Debt Securities
Common stock, par value $0.01 per share
Preferred stock, par value $0.01 per share
Warrants
Guarantees of Debt Securities (3)

(1)	There is being registered hereunder such indeterminate number or amount of senior debt securities, subordinated debt securities, common stock, preferred stock and warrants as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee required in connection with this registration statement.
(3)	If a series of debt securities of Matador Resources Company is guaranteed, the Subsidiary Guarantors listed on Schedule A hereto may irrevocably and unconditionally guarantee such debt securities. Pursuant to Rule 457(n) no separate fee is payable with respect to the guarantees of the debt securities being registered.

SCHEDULE A

SUBSIDIARY GUARANTORS

Exact name of registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No
Delaware Water Management Company, LLC	Texas	35-2514885
Longwood Gathering and Disposal Systems GP, Inc.	Texas	20-5668672
Longwood Gathering and Disposal Systems, LP	Texas	20-5668690
Longwood Midstream Delaware, LLC	Texas	61-1745124
Longwood Midstream Holdings, LLC	Texas	35-2585241
Longwood Midstream South Texas, LLC	Texas	37-1764590
Longwood Midstream Southeast, LLC	Texas	32-0448226
Matador Production Company	Texas	75-3131373
MRC Delaware Resources, LLC	Texas	37-1776519
MRC Energy Company	Texas	36-4535752
MRC Energy South Texas Company, LLC	Texas	30-0839694
MRC Energy Southeast Company, LLC	Texas	32-0447771
MRC Permian Company	Texas	20-4090232
MRC Permian LKE Company, LLC	Texas	37-1795459
MRC Rockies Company	Texas	26-4001290
Southeast Water Management Company, LLC	Texas	38-3939361

*	The address, including zip code, of each co-registrant is 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240, and the telephone number, including area code, is (972) 371-5200. The name and address, including zip code, of the agent for service of process for each of the co-registrants is the same as for Matador Resources Company.

PROSPECTUS

Matador Resources Company

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

GUARANTEES OF DEBT SECURITIES

We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series. Any debt securities we issue under this prospectus may be guaranteed by one or more of our subsidiaries.

We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our subsidiaries. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is traded on the New York Stock Exchange under the symbol “MTDR.”

You should carefully consider each of the risk factors described under “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2017.

The Registration Statement containing this prospectus, including the exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the U.S. Securities and Exchange Commission (“SEC”) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC. By using a shelf registration statement, we may sell from time to time in one or more offerings an unlimited number of the securities described in this prospectus. For further information about us and the securities to be sold, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading “Where You Can Find More Information.” As used in this prospectus, the terms “Matador,” “the Company,” “we,” “us,” “our” or like terms refer to Matador Resources Company and its consolidated subsidiaries, unless the context otherwise requires.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains more specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information included in our reports, proxy statements and other information filed with the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, any written communications from us or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

In addition, our filings are available on our web site at http://www.matadorresources.com. Information on our web site or any other web site is not incorporated by reference in this prospectus and is not a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we make with the SEC under Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 1, 2017;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, as filed with the SEC on May 5, 2017, and June 30, 2017, as filed with the SEC on August 7, 2017; and

•	Our Current Reports on Form 8-K filed with the SEC on January 9, 2017, February 21, 2017, February 24, 2017, March 9, 2017, May 4, 2017, June 6, 2017 and July 19, 2017; and

•	Description of our capital stock contained in our Form 8-A filed with the SEC on January 27, 2012.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Matador Resources Company

Attention: Corporate Secretary

One Lincoln Centre

5400 LBJ Freeway, Suite 1500

Dallas, Texas 75240

(972) 371-5200

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Additionally, forward-looking statements may be made orally or in press releases, conferences, reports, on our website or otherwise, in the future, by us or on our behalf. Such statements are generally identifiable by the terminology used such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasted,” “hypothetical,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should” or other similar words, although not all forward-looking statements contain such identifying words.

By their very nature, forward-looking statements require us to make assumptions that may not materialize or that may not be accurate. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors that may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Such factors include, among others: general economic conditions, changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids, the success of our drilling program, the timing of planned capital expenditures, the sufficiency of our cash flow from operations together with available borrowing capacity under our credit agreement, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, the proximity to our properties and capacity of transportation facilities, availability of acquisitions, our ability to integrate acquisitions with our business, weather and environmental conditions, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business, and the other factors discussed below and elsewhere in this prospectus and in other documents that we file with or furnish to the SEC, all of which are difficult to predict. Forward-looking statements may include statements about:

•	our business strategy;

•	our reserves;

•	our technology;

•	our cash flows and liquidity;

•	our financial strategy, budget, projections and operating results;

•	our oil and natural gas realized prices;

•	the timing and amount of future production of oil and natural gas;

•	the availability of drilling and production equipment;

•	the availability of oil field labor;

•	the amount, nature and timing of capital expenditures, including future exploration and development costs;

•	the availability and terms of capital;

•	our drilling of wells;

•	our ability to negotiate and consummate acquisition and divestiture opportunities;

•	government regulation and taxation of the oil and natural gas industry;

•	our marketing of oil and natural gas;

•	our exploitation projects or property acquisitions;

•	the integration of acquisitions with our business;

•	our ability and the ability of our midstream joint venture to construct and operate midstream facilities, including the expansion of our Black River cryogenic natural gas processing plant and the drilling of additional salt water disposal wells;

•	the ability of our midstream joint venture to attract third-party volumes;

•	our costs of exploiting and developing our properties and conducting other operations;

•	general economic conditions;

•	competition in the oil and natural gas industry, including in both the exploration and production and midstream segments;

•	the effectiveness of our risk management and hedging activities;

•	environmental liabilities;

•	counterparty credit risk;

•	developments in oil-producing and natural gas-producing countries;

•	our future operating results;

•	estimated future reserves and the present value thereof;

•	our plans, objectives, expectations and intentions contained in this prospectus that are not historical; and

•	other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2016 or our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017.

Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements were made, no assurances can be given as to future results, levels of activity, achievements or financial condition.

You should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described above, as well as others not now anticipated. The impact of any one factor on a particular forward-looking statement is not determinable with certainty as such factors are interdependent upon other factors. The foregoing statements are not exclusive and further information concerning us, including factors that potentially could materially affect our financial results, may emerge from time to time. We do not intend to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC.

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ABOUT MATADOR RESOURCES COMPANY

We are an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Our current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. We also operate in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas. Additionally, we conduct midstream operations, primarily through our midstream joint venture, San Mateo Midstream, LLC, in support of our exploration, development and production operations and provide natural gas processing, natural gas, oil and salt water gathering services and salt water disposal services to third parties on a limited basis.

Our principal executive offices are located at 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240, and our phone number is (972) 371-5200.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the information contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference and provided under “Where You Can Find More Information,” including under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations or cash flow could be affected materially and adversely. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include the following:

•	repayment or refinancing of debt;

•	acquisitions;

•	working capital;

•	capital expenditures; or

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Six Months Ended June 30, 2017	Years Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	4.36	(a)	(a)	22.06	8.00	(a)

(a)	During the period noted, our coverage ratio was less than 1:1. We would have needed to generate additional earnings of approximately $100.6 million, $830.0 million and $36.1 million during the years ended December 31, 2016, 2015 and 2012, respectively, to achieve a coverage ratio of 1:1.

For purposes of calculating the ratio of earnings to fixed charges:

•	“earnings” consist of income (loss) before income taxes plus fixed charges, amortization of capitalized interest less interest capitalized and (income) loss attributable to non-controlling interest in subsidiaries that have not incurred fixed charges; and

•	“fixed charges” consist of interest expense (gross of interest income), capitalized interest, amortization of deferred loan costs and the estimated interest component of rental expense.

We paid no preferred stock dividends during any period presented, and accordingly, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES

The debt securities we may offer by this prospectus will be our general unsecured obligations. We may issue senior debt securities on a senior unsecured basis under an indenture between us and a trustee that we will name in a prospectus supplement (a “senior indenture”). We may issue subordinated debt securities under an indenture between us and a trustee that we will name in a prospectus supplement (a “subordinated indenture”). We refer to the senior indentures and the subordinated indentures collectively as the “indentures.” In this description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “the Company,” “we,” “us,” “our” or like terms mean Matador Resources Company only.

The indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of the Company’s unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the Company’s senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to our other subordinated debt that may be outstanding from time to time.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the form of senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

Provisions Applicable to Each Indenture

General. The indentures do not limit the amount of debt securities that may be issued thereunder, and do not limit the amount of other unsecured debt or securities that the Company may issue. The Company may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

The Company conducts substantially all of its operations through subsidiaries, and those subsidiaries generate substantial operating income and cash flow. As a result, distributions or advances from those subsidiaries are a significant source of funds needed to meet the debt service obligations of the Company. Contractual provisions or laws, as well as the subsidiaries’ financial conditions and operating requirements, may limit the ability of the Company to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities. In addition, unless the subsidiaries provide a subsidiary guarantee, holders of the debt securities will have a junior position to the claims of creditors of the subsidiaries of the Company on their assets and earnings.

If specified in the prospectus supplement, the debt securities will be general obligations of our subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations. See “—Subsidiary Guarantees.”

The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities if we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities of the Company or any other entity;

•	with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not prohibited by the applicable indenture.

The Company may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the Company sells these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If the Company sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subsidiary Guarantees. If specified in the prospectus supplement, the Company’s payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of the Company’s subsidiaries. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of the Company’s subsidiaries, the applicable subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by one or more of our subsidiaries, and will describe any of our subsidiaries that do not guarantee the applicable debt securities.

The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of its obligations under its subsidiary guarantee.

Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture.

If a series of debt securities is guaranteed by any of the Company’s future subsidiaries and is designated as subordinate to the Company’s senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary’s senior debt and will be subordinated to any guarantees by those subsidiaries of the Company’s senior debt. See “Provisions Applicable Solely to Subordinated Debt Securities—Subordination.”

Consolidation, Merger and Sale of Assets. The indentures generally permit a consolidation or merger between the Company and another entity. They also permit the Company to sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets. The Company has agreed, however, that it will not consolidate with or merge into any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any entity unless:

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

•	if it is not the continuing entity, the resulting entity or transferee is organized and existing under the laws of any U.S. jurisdiction and assumes the due and punctual payments on the debt securities and the performance of its covenants and obligations under the indenture and the debt securities.

Upon any such consolidation or merger in which the Company is not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving the Company, the resulting entity or transferee will be substituted for the Company under the applicable indenture and debt securities. In the case of an asset sale, conveyance, transfer or disposition other than a lease, the Company will be released from the applicable indenture if the resulting transferee is substituted for the Company in accordance with the foregoing.

Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest when due on that series of debt securities for 30 days;

•	failure to pay principal of or any premium on that series of debt securities when due;

•	failure to make any sinking fund payment when required for that series for 30 days;

•	failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of the Company; and

•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series unless we inform you otherwise in the applicable prospectus supplement. The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence. However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. Unless we inform you otherwise in the applicable prospectus supplement, if any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

Unless we inform you otherwise in the applicable prospectus supplement, a holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, and subject to the terms of the applicable prospectus supplement, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•	with respect to debt securities of a series, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of specified events of default; or

•	with respect to all debt securities issued under the applicable indenture that are affected, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities or would involve the trustee in personal liability. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

The indentures require the Company to file each year with the trustee a written statement as to its compliance with the covenants contained in the applicable indenture.

Modification and Waiver. Unless we inform you otherwise in the applicable prospectus supplement, each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

•	waive a continuing default or event of default regarding any payment on the debt securities.

Unless we inform you otherwise in the applicable prospectus supplement, each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of the obligations under the indenture of the Company by a successor upon any merger or consolidation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of our assets, in each case as permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for the issuance of bearer debt securities;

•	to provide any security for, or to add any guarantees of or any additional obligors on any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights the Company has under that indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

•	to establish the form or terms of any debt security;

•	to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

Unless we inform you otherwise in the applicable prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance. When we use the term defeasance, we mean discharge from some or all of the Company’s obligations under an indenture. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the Company’s option, either of the following will occur:

•	The Company will be discharged from its obligations with respect to the debt securities of that series (“legal defeasance”); or

•	The Company will no longer have any obligation to comply with the consolidation, merger and sale of assets covenant and other specified covenants relating to the debt securities of that series, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of the Company to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Governing Law. New York law will govern the indentures and the debt securities.

Trustee. If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Form, Exchange, Registration and Transfer. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent the Company designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents the Company initially designates, the Company may at any time rescind that designation or approve a change in the location through which any transfer agent acts. The Company is required to maintain an office or agency for transfers and exchanges in each place of payment. The Company may at any time designate additional transfer agents for any series of debt securities.

Unless we inform you otherwise in the applicable prospectus supplement, in the case of any redemption, the Company will not be required to register the transfer or exchange of:

•	any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices. Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

Replacement of Debt Securities. The Company will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to the Company and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and the Company may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

Subordination. Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as described below. Unless we inform you otherwise in the prospectus supplement, the Company may not make any payment of principal or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect the Company’s obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in the applicable prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that the Company may incur. As a result of the subordination of the subordinated debt securities, if the Company becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the applicable prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of the Company, unless the debt states that it is not senior to any subordinated debt securities or other junior debt of the Company. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 160,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. At August 2, 2017, we had 100,437,295 outstanding shares of common stock and no outstanding shares of preferred stock.

Common Stock

Holders of all of our common stock will be entitled to receive their pro rata shares of dividends in the amounts and at the times declared by our board of directors in its discretion out of funds legally available for the payment of dividends.

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share of common stock has one vote on all matters voted on by our shareholders, including the election of directors. No share of common stock has any cumulative voting or preemptive rights or is redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of common stock, adopt resolutions to issue preferred stock by establishing the number, rights and preferences of, and designating, one or more series of preferred stock. No series of preferred stock has been designated and established by our board of directors. The rights of any series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.

We may issue shares of, or rights to purchase shares of, preferred stock the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.

Any of these actions could discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.

Business Combinations under Texas Law

A number of provisions of Texas law, our certificate of formation and bylaws could make more difficult the acquisition of Matador by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Matador to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code (the “Texas Business Combination Law”). That law provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” An “affiliated shareholder” is generally defined as (i) the holder of 20% or more of the corporation’s voting shares or (ii) a person who, during the preceding three year period, was a holder of 20% or more of the corporation’s voting shares. The law’s prohibitions do not apply if:

•	the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•	the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

Because we have a class of voting shares registered under the Exchange Act, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

•	the business combination of an issuing public corporation: where the corporation’s original charter or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its charter or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•	a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•	a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•	a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our certificate of formation nor our bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a non-negotiated merger or other business combination involving the Company, even if that event would be beneficial to our shareholders.

Action by Consent

Our bylaws and Texas law provide that any action that can be taken at any special or annual meeting of shareholders may be taken by unanimous written consent of all shareholders entitled to vote.

Certain Charter and Bylaw Provisions

Our certificate of formation and bylaws contain certain provisions that could discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. These provisions include:

•	authorization for our board of directors to issue preferred stock without shareholder approval;

•	a classified board of directors so that not all members of our board of directors are elected at one time;

•	the prohibition of cumulative voting in the election of directors; and

•	a limitation on the ability of shareholders to call special meetings to those owning at least 25% of our outstanding shares of common stock.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of formation provides that our directors are not liable to the Company or its shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for:

•	any breach of the director’s duty of loyalty to the Company or its shareholders;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to the Company;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit; or

•	acts or omissions for which the liability is expressly provided by an applicable statute.

Our certificate of formation also provides that we will indemnify our directors, and may indemnify our officers, employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company under our certificate of formation, it is the position of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers, as well as certain of our other officers. Under these agreements, we have agreed to indemnify the director or officer who acts on behalf of the Company and is made or threatened to be made a party to any action or proceeding for expenses, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with the action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or by us. Generally, the principal limitation on our obligation to indemnify the director or officer will be if it is determined by a court of law, not subject to further appeal, that indemnification is prohibited by applicable law or the provisions of the indemnification agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “MTDR.”

DESCRIPTION OF WARRANTS

We may issue warrants that entitle the holder to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The prospectus supplement relating to any warrants we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock or common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, through agents or through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Dallas, Texas. If the securities are being distributed in an underwritten offering, certain legal matters related to the offering of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Matador Resources Company and its subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain information with respect to our proved oil and natural gas reserves and future net revenues incorporated by reference herein has been audited by Netherland, Sewell & Associates, Inc., independent reservoir engineers. Such information is incorporated herein in reliance on the authority of such firm as experts in reservoir engineering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the estimated expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities registered hereby.

Amount to be Paid
SEC registration fee	$	*
Printing expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Miscellaneous		**

Total	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended.
**	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Matador Resources Company and all of its subsidiaries are incorporated or formed in Texas. Matador and each of its subsidiaries are governed by the Texas Business Organizations Code (“TBOC”). Chapter 8 of the TBOC permits a corporation to indemnify a person who was, is or is threatened to be named in a legal proceeding by virtue of such person’s position in the corporation if it is determined that such person: (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest or, in other cases, that his conduct was at least not opposed to the corporation’s best interests and (c) in the case of any criminal proceeding, did not have reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful, in defending on the merits or otherwise, in the defense of the proceeding.

Under certain circumstances, a corporation may also advance expenses to any of the above persons. The TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person’s status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

Matador Resources Company

Our amended and restated certificate of formation provides that our directors are not liable to the Company or its shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for:

•	any breach of the director’s duty of loyalty to the Company or its shareholders;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to the Company;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit; or

•	acts or omissions for which the liability is expressly provided by an applicable statute.

Our certificate of formation also provides that we will indemnify our directors, and may indemnify our officers, employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of Matador under our certificate of formation, it is the position of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have obtained directors’ and officers’ insurance to cover our directors, officers and employees for certain liabilities.

We have entered into indemnification agreements with each of our directors and executive officers, as well as certain of our other officers. Under these agreements, we have agreed to indemnify the director or officer who acts on behalf of Matador and is made or threatened to be made a party to any action or proceeding for expenses, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with the action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or by us. Generally, the principal limitation on our obligation to indemnify the director or officer will be if it is determined by a court of law, not subject to further appeal, that indemnification is prohibited by applicable law or the provisions of the indemnification agreement.

Longwood Gathering and Disposal Systems, LP

Section 8.002 of the TBOC provides that the governing documents of a limited partnership may adopt the general statutory indemnification provisions of Chapter 8 of the TBOC or may contain enforceable provisions relating to: (1) indemnification; (2) advancement of expenses; or (3) insurance or another arrangement to indemnify or hold harmless a governing person.

Section 7.9 of the limited partnership agreement (the “Longwood LP Agreement”) of Longwood Gathering and Disposal Systems, LP (“Longwood LP” or the “Partnership”) provides that Longwood LP will indemnify its general partner, its affiliates and the respective officers, directors, managers, partners, members, employees and agents of each, to the fullest extent permitted by applicable Texas law from and against all losses, costs, liabilities, damages and expenses, including costs of lawsuits and attorney’s fees, incurred by any of them in connection with the conduct of Longwood LP’s affairs or the performance of the general partner’s responsibilities. However, the Partnership will not indemnify any party for an act that constitutes bad faith, gross negligence or willful misconduct. The Longwood LP Agreement provides that the Partnership will advance the expenses associated with the defense of any related action; however, the satisfaction of any indemnification obligation will be from and limited to the Partnership’s assets.

Matador has obtained directors’ and officers’ insurance that covers Longwood LP’s officers and employees for certain liabilities.

Longwood Gathering and Disposal Systems GP, Inc.

Matador Production Company

MRC Energy Company

MRC Permian Company

MRC Rockies Company

The operative certificates of formation of each of our corporate subsidiaries provide that such subsidiaries may indemnify their directors, officers, employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters and may purchase and maintain liability, indemnification and/or other similar insurance as the board of directors of such subsidiaries shall deem necessary or appropriate in its sole discretion on behalf of such subsidiaries’ directors, officers, employees and agents against expense, liability or loss asserted or incurred by them in their capacities as directors, officers, employees and agents.

Matador has obtained directors’ and officers’ insurance that covers each of its corporate subsidiaries’ directors, officers, employees and agents for certain liabilities.

Delaware Water Management Company, LLC

Longwood Midstream Delaware, LLC

Longwood Midstream Holdings, LLC

Longwood Midstream South Texas, LLC

Longwood Midstream Southeast, LLC

MRC Delaware Resources, LLC

MRC Energy South Texas Company, LLC

MRC Energy Southeast Company, LLC

MRC Permian LKE Company, LLC

Southeast Water Management Company, LLC

Section 8.002 of the TBOC provides that the governing documents of a limited liability company may adopt the general statutory indemnification provisions of Chapter 8 of the TBOC or may contain enforceable provisions relating to: (1) indemnification; (2) advancement of expenses; or (3) insurance or another arrangement to indemnify or hold harmless a governing person.

The operative limited liability company agreements of each of our limited liability company subsidiaries provide that such subsidiaries may indemnify their members, managers and officers to the fullest extent permitted by applicable Texas law from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding, in each case, by reason of the fact that such person is a member, manager or officer of the applicable limited liability company subsidiary.

Matador has obtained directors’ and officers’ insurance that covers each of its limited liability company subsidiaries’ members, managers and employees for certain liabilities.

Item 16.	Exhibits.

(a) The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, by and among Matador Resources Company (now known as MRC Energy Company), Matador Holdco, Inc. (now known as Matador Resources Company) and Matador Merger Co., dated August 8, 2011 (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1 filed on August 12, 2011).

2.2	Agreement and Plan of Merger, dated as of January 19, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on January 20, 2015).

2.3	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 26, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.3 to our Annual Report on Form 10-K for the year ended December 31, 2014).

2.4	Amendment No. 2 to Agreement and Plan of Merger, dated as of February 2, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.4 to our Annual Report on Form 10-K for the year ended December 31, 2014).

Exhibit No.	Description

2.5	Amendment No. 3 to Agreement and Plan of Merger, dated as of February 6, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.5 to our Annual Report on Form 10-K for the year ended December 31, 2014).

2.6	Amendment No. 4 to Agreement and Plan of Merger, dated as of February 27, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on March 2, 2015).

2.7	Amendment No. 5 to Agreement and Plan of Merger, dated as of April 15, 2015, by and among HEYCO Energy Group, Inc., Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on April 15, 2015).

2.8	Amendment No. 6 to Agreement and Plan of Merger, dated as of July 20, 2015, by and among HEYCO Energy Group, Inc., Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015).

2.9	Amendment No. 7 to Agreement and Plan of Merger, dated as of August 24, 2015, by and among HEYCO Energy Group, Inc., Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.2 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015).

2.10	Amendment No. 8 to Agreement and Plan of Merger, dated as of September 18, 2015, by and among HEYCO Energy Group, Inc., Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.3 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015).

2.11	Amendment No. 9 to Agreement and Plan of Merger, dated as of March 1, 2016, by and among HEYCO Energy Group, Inc., Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016).

2.12	Subscription and Contribution Agreement, dated as of February 17, 2017, by and among Longwood Midstream Holdings, LLC, FP MMP Holdings LLC and San Mateo Midstream, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on February 24, 2017).

3.1	Certificate of Merger between Matador Resources Company (now known as MRC Energy Company) and Matador Merger Co. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 filed on August 12, 2011).

3.2	Amended and Restated Certificate of Formation of Matador Resources Company (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Formation of Matador Resources Company dated April 2, 2015 (incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017).

3.4	Certificate of Amendment to the Amended and Restated Certificate of Formation of Matador Resources Company effective June 2, 2017 (incorporated by reference to Exhibit 3.4 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017).

3.5	Amended and Restated Bylaws of Matador Resources Company, as amended (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 23, 2016).

Exhibit No.	Description

3.6	Statement of Resolutions for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 2, 2015).

3.7	Certificate of Formation of Longwood Gathering and Disposal Systems, LP (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.8	Limited Partnership Agreement of Longwood Gathering and Disposal Systems, LP (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.9	Certificate of Formation of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.10	Certificate of Amendment to Certificate of Formation of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.11	Bylaws of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.12	Amended and Restated Certificate of Formation of Matador Production Company (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.13	Amended and Restated Bylaws of Matador Production Company (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.14	Second Amended and Restated Certificate of Formation of MRC Energy Company (formerly known as Matador Resources Company) (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.15	Second Amended and Restated Bylaws of MRC Energy Company (formerly known as Matador Resources Company) (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.16	Certificate of Formation of MRC Permian Company (formerly known as MRC Drilling Company) (incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.17	Certificate of Merger of Ranchito Operating Co., Inc. with and into MRC Permian Company (formerly known as MRC Drilling Company) (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.18	Bylaws of MRC Permian Company (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.19	Certificate of Formation of MRC Rockies Company (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.20	Bylaws of MRC Rockies Company (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.21	Certificate of Formation of Delaware Water Management Company, LLC (incorporated by reference to Exhibit 3.19 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

Exhibit No.	Description

3.22	Limited Liability Company Agreement of Delaware Water Management Company, LLC (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.23	Certificate of Formation of Longwood Midstream Holdings, LLC (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 filed on March 9, 2017).

3.24	Company Agreement of Longwood Midstream Holdings, LLC (incorporated by reference to Exhibit 3.22 to the Company’s Registration Statement on Form S-4 filed on March 9, 2017).

3.25	Certificate of Formation of Longwood Midstream South Texas, LLC (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.26	Limited Liability Company Agreement of Longwood Midstream South Texas, LLC (incorporated by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.27	Certificate of Formation of Longwood Midstream Southeast, LLC (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.28	Limited Liability Company Agreement of Longwood Midstream Southeast, LLC (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.29	Certificate of Formation of Longwood Midstream Delaware, LLC (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.30	Limited Liability Company Agreement of Longwood Midstream Delaware, LLC (incorporated by reference to Exhibit 3.30 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.31	Certificate of Formation of MRC Delaware Resources, LLC (incorporated by reference to Exhibit 3.31 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.32	Amended and Restated Company Agreement of MRC Delaware Resources, LLC (incorporated by reference to Exhibit 3.32 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.33	Certificate of Formation of MRC Energy Southeast Company, LLC (incorporated by reference to Exhibit 3.33 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.34	Limited Liability Company Agreement of MRC Energy Southeast Company, LLC (incorporated by reference to Exhibit 3.34 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.35	Certificate of Formation of MRC Energy South Texas Company, LLC (incorporated by reference to Exhibit 3.35 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.36	Limited Liability Company Agreement of MRC Energy South Texas Company, LLC (incorporated by reference to Exhibit 3.36 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.37	Certificate of Formation of MRC Permian LKE Company, LLC (incorporated by reference to Exhibit 3.35 to the Company’s Registration Statement on Form S-4 filed on March 9, 2017).

3.38	Limited Liability Company Agreement of MRC Permian LKE Company, LLC (incorporated by reference to Exhibit 3.36 to the Company’s Registration Statement on Form S-4 filed on March 9, 2017).

3.39	Certificate of Formation of Southeast Water Management Company, LLC (incorporated by reference to Exhibit 3.37 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

Exhibit No.	Description

3.40	Limited Liability Company Agreement of Southeast Water Management Company, LLC (incorporated by reference to Exhibit 3.38 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

4.1	Description of Common Stock (incorporated by reference to the Company’s Form 8-A filed on January 27, 2012).

4.2	Form of Indenture with respect to Senior Debt Securities (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

4.3	Form of Indenture with respect to Subordinated Debt Securities (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on January 19, 2012).

4.5*	Form of Warrant Agreement.

5.1***	Opinion of Gibson, Dunn & Crutcher LLP, as to the legality of the securities being registered.

12.1***	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1***	Consent of KPMG LLP.

23.2***	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included in the signature pages).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, in respect of the Indenture with respect to the Senior Debt Securities.

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, in respect of the Indenture with respect to the Subordinated Debt Securities.

*	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture of Act of 1939.
***	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) (a) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act if 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 11, 2017.

MATADOR RESOURCES COMPANY

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Joseph Wm. Foran, David E. Lancaster and Craig N. Adams, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Wm. Foran Joseph Wm. Foran	Chairman and Chief Executive Officer (Principal Executive Officer)	August 11, 2017

/s/ David E. Lancaster David E. Lancaster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 11, 2017

/s/ Robert T. Macalik Robert T. Macalik	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 11, 2017

/s/ Reynald A. Baribault Reynald A. Baribault	Director	August 11, 2017

/s/ R. Gaines Baty R. Gaines Baty	Director	August 11, 2017

/s/ Craig T. Burkert Craig T. Burkert	Director	August 11, 2017

/s/ William M. Byerley William M. Byerley	Director	August 11, 2017

/s/ Julia P. Forrester Julia P. Forrester	Director	August 11, 2017

/s/ Steven W. Ohnimus Steven W. Ohnimus	Director	August 11, 2017

/s/ David M. Posner David M. Posner	Director	August 11, 2017

Signature	Title	Date

/s/ Kenneth L. Stewart Kenneth L. Stewart	Director	August 11, 2017

/s/ George M. Yates George M. Yates	Director	August 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 11, 2017.

LONGWOOD GATHERING AND DISPOSAL SYSTEMS GP, INC.
MATADOR PRODUCTION COMPANY MRC ENERGY COMPANY
MRC PERMIAN COMPANY
MRC ROCKIES COMPANY

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Sole Director and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Joseph Wm. Foran, David E. Lancaster and Craig N. Adams, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Wm. Foran Joseph Wm. Foran	Sole Director and Chief Executive Officer (Principal Executive Officer)	August 11, 2017

/s/ David E. Lancaster David E. Lancaster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 11, 2017

/s/ Robert T. Macalik Robert T. Macalik	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 11, 2017.

LONGWOOD GATHERING AND DISPOSAL SYSTEMS, LP

By:	Longwood Gathering and Disposal Systems GP, Inc., its general partner

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Sole Director and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Joseph Wm. Foran, David E. Lancaster and Craig N. Adams, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Wm. Foran Joseph Wm. Foran	Sole Director and Chief Executive Officer (Principal Executive Officer)	August 11, 2017

/s/ David E. Lancaster David E. Lancaster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 11, 2017

/s/ Robert T. Macalik Robert T. Macalik	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 11, 2017.

DELAWARE WATER MANAGEMENT COMPANY, LLC

LONGWOOD MIDSTREAM DELAWARE, LLC

LONGWOOD MIDSTREAM SOUTH TEXAS, LLC

LONGWOOD MIDSTREAM SOUTHEAST, LLC

MRC DELAWARE RESOURCES, LLC

MRC ENERGY SOUTH TEXAS COMPANY, LLC

MRC ENERGY SOUTHEAST COMPANY, LLC

MRC PERMIAN LKE COMPANY, LLC

SOUTHEAST WATER MANAGEMENT COMPANY, LLC

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Sole Manager and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Joseph Wm. Foran, David E. Lancaster and Craig N. Adams, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Wm. Foran Joseph Wm. Foran	Sole Manager and Chief Executive Officer (Principal Executive Officer)	August 11, 2017

/s/ David E. Lancaster David E. Lancaster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 11, 2017

/s/ Robert T. Macalik Robert T. Macalik	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 11, 2017.

LONGWOOD MIDSTREAM HOLDINGS, LLC

By:	/s/ Matthew V. Hairford
Matthew V. Hairford
President and Manager

POWER OF ATTORNEY

Each person whose signature appears below appoints Joseph Wm. Foran, David E. Lancaster and Craig N. Adams, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew V. Hairford Matthew V. Hairford	President and Manager (Principal Executive Officer)	August 11, 2017

/s/ David E. Lancaster David E. Lancaster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 11, 2017

/s/ Robert T. Macalik Robert T. Macalik	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 11, 2017

EXHIBIT INDEX

The following is a list of exhibits filed as a part of this registration statement.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, by and among Matador Resources Company (now known as MRC Energy Company), Matador Holdco, Inc. (now known as Matador Resources Company) and Matador Merger Co., dated August 8, 2011 (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1 filed on August 12, 2011).

2.2	Agreement and Plan of Merger, dated as of January 19, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on January 20, 2015).

2.3	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 26, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.3 to our Annual Report on Form 10-K for the year ended December 31, 2014).

2.4	Amendment No. 2 to Agreement and Plan of Merger, dated as of February 2, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.4 to our Annual Report on Form 10-K for the year ended December 31, 2014).

2.5	Amendment No. 3 to Agreement and Plan of Merger, dated as of February 6, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.5 to our Annual Report on Form 10-K for the year ended December 31, 2014).

2.6	Amendment No. 4 to Agreement and Plan of Merger, dated as of February 27, 2015, by and among HEYCO Energy Group, Inc., Harvey E. Yates Company, Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on March 2, 2015).

2.7	Amendment No. 5 to Agreement and Plan of Merger, dated as of April 15, 2015, by and among HEYCO Energy Group, Inc., Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on April 15, 2015).

2.8	Amendment No. 6 to Agreement and Plan of Merger, dated as of July 20, 2015, by and among HEYCO Energy Group, Inc., Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015).

2.9	Amendment No. 7 to Agreement and Plan of Merger, dated as of August 24, 2015, by and among HEYCO Energy Group, Inc., Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.2 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015).

2.10	Amendment No. 8 to Agreement and Plan of Merger, dated as of September 18, 2015, by and among HEYCO Energy Group, Inc., Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.3 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015).

2.11	Amendment No. 9 to Agreement and Plan of Merger, dated as of March 1, 2016, by and among HEYCO Energy Group, Inc., Matador Resources Company and MRC Delaware Resources, LLC (incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016).

Exhibit No.	Description

2.12	Subscription and Contribution Agreement, dated as of February 17, 2017, by and among Longwood Midstream Holdings, LLC, FP MMP Holdings LLC and San Mateo Midstream, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on February 24, 2017).

3.1	Certificate of Merger between Matador Resources Company (now known as MRC Energy Company) and Matador Merger Co. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 filed on August 12, 2011).

3.2	Amended and Restated Certificate of Formation of Matador Resources Company (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Formation of Matador Resources Company dated April 2, 2015 (incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017).

3.4	Certificate of Amendment to the Amended and Restated Certificate of Formation of Matador Resources Company effective June 2, 2017 (incorporated by reference to Exhibit 3.4 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017).

3.5	Amended and Restated Bylaws of Matador Resources Company, as amended (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 23, 2016).

3.6	Statement of Resolutions for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 2, 2015).

3.7	Certificate of Formation of Longwood Gathering and Disposal Systems, LP (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.8	Limited Partnership Agreement of Longwood Gathering and Disposal Systems, LP (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.9	Certificate of Formation of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.10	Certificate of Amendment to Certificate of Formation of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.11	Bylaws of Longwood Gathering and Disposal Systems GP, Inc. (formerly known as Longwood Gathering and Disposal Systems, Inc.) (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.12	Amended and Restated Certificate of Formation of Matador Production Company (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.13	Amended and Restated Bylaws of Matador Production Company (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.14	Second Amended and Restated Certificate of Formation of MRC Energy Company (formerly known as Matador Resources Company) (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

Exhibit No.	Description

3.15	Second Amended and Restated Bylaws of MRC Energy Company (formerly known as Matador Resources Company) (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.16	Certificate of Formation of MRC Permian Company (formerly known as MRC Drilling Company) (incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.17	Certificate of Merger of Ranchito Operating Co., Inc. with and into MRC Permian Company (formerly known as MRC Drilling Company) (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.18	Bylaws of MRC Permian Company (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.19	Certificate of Formation of MRC Rockies Company (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.20	Bylaws of MRC Rockies Company (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

3.21	Certificate of Formation of Delaware Water Management Company, LLC (incorporated by reference to Exhibit 3.19 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.22	Limited Liability Company Agreement of Delaware Water Management Company, LLC (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.23	Certificate of Formation of Longwood Midstream Holdings, LLC (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 filed on March 9, 2017).

3.24	Company Agreement of Longwood Midstream Holdings, LLC (incorporated by reference to Exhibit 3.22 to the Company’s Registration Statement on Form S-4 filed on March 9, 2017).

3.25	Certificate of Formation of Longwood Midstream South Texas, LLC (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.26	Limited Liability Company Agreement of Longwood Midstream South Texas, LLC (incorporated by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.27	Certificate of Formation of Longwood Midstream Southeast, LLC (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.28	Limited Liability Company Agreement of Longwood Midstream Southeast, LLC (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.29	Certificate of Formation of Longwood Midstream Delaware, LLC (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.30	Limited Liability Company Agreement of Longwood Midstream Delaware, LLC (incorporated by reference to Exhibit 3.30 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.31	Certificate of Formation of MRC Delaware Resources, LLC (incorporated by reference to Exhibit 3.31 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.32	Amended and Restated Company Agreement of MRC Delaware Resources, LLC (incorporated by reference to Exhibit 3.32 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

Exhibit No.	Description

3.33	Certificate of Formation of MRC Energy Southeast Company, LLC (incorporated by reference to Exhibit 3.33 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.34	Limited Liability Company Agreement of MRC Energy Southeast Company, LLC (incorporated by reference to Exhibit 3.34 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.35	Certificate of Formation of MRC Energy South Texas Company, LLC (incorporated by reference to Exhibit 3.35 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.36	Limited Liability Company Agreement of MRC Energy South Texas Company, LLC (incorporated by reference to Exhibit 3.36 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.37	Certificate of Formation of MRC Permian LKE Company, LLC (incorporated by reference to Exhibit 3.35 to the Company’s Registration Statement on Form S-4 filed on March 9, 2017).

3.38	Limited Liability Company Agreement of MRC Permian LKE Company, LLC (incorporated by reference to Exhibit 3.36 to the Company’s Registration Statement on Form S-4 filed on March 9, 2017).

3.39	Certificate of Formation of Southeast Water Management Company, LLC (incorporated by reference to Exhibit 3.37 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

3.40	Limited Liability Company Agreement of Southeast Water Management Company, LLC (incorporated by reference to Exhibit 3.38 to the Company’s Registration Statement on Form S-4 filed on June 1, 2015).

4.1	Description of Common Stock (incorporated by reference to the Company’s Form 8-A filed on January 27, 2012).

4.2	Form of Indenture with respect to Senior Debt Securities (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

4.3	Form of Indenture with respect to Subordinated Debt Securities (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on April 9, 2013).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on January 19, 2012).

4.5*	Form of Warrant Agreement.

5.1***	Opinion of Gibson, Dunn & Crutcher LLP, as to the legality of the securities being registered.

12.1***	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1***	Consent of KPMG LLP.

23.2***	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included in the signature pages).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, in respect of the Indenture with respect to the Senior Debt Securities.

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, in respect of the Indenture with respect to the Subordinated Debt Securities.

*	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture of Act of 1939.
***	Filed herewith.